Exhibit 99.1

Progress to Acquire ShareFile

Adds SaaS-native, AI-powered, document-centric collaboration platform to its robust enterprise software portfolio and continues to execute its Total Growth Strategy

BURLINGTON, Mass., Sept. 9, 2024 – Progress (Nasdaq: PRGS), the trusted provider of AI-powered infrastructure software, today announced it has entered into a definitive agreement to acquire ShareFile, a business unit of Cloud Software Group, Inc., providing SaaS-native, AI-powered, document-centric collaboration, focusing on industry segments including business and professional services, financial services, healthcare and construction.

“Businesses today need to enhance their effectiveness in serving customers, while continuously streamlining their operations to drive efficiency, security and compliance," said Yogesh Gupta, CEO of Progress. "ShareFile fits strategically with Progress’ Digital Experience portfolio to enable organizations to deliver more effective client and team collaboration while simplifying the secure sharing of documents and other content. ShareFile customers will benefit from Progress’ strong customer focus, expansive product portfolio and expertise as well as an unparalleled track record of customer success.”

Progress products help organizations to develop, deploy and manage responsible AI-powered applications and experiences. Upon closing of the transaction, ShareFile will add to these capabilities with SaaS-native, AI-powered document-centric collaboration and workflows, client portal, secure file sync and share and eSignature.

“ShareFile has a long track record of success within the secure content collaboration and client interaction space and with this transaction, as part of Progress, will be better positioned to continue that record, long into the future,” said Thomas Krause, CEO of Cloud Software Group. “For ShareFile customers, we firmly believe they will benefit from Progress’ deep customer commitment, extensive product portfolio, expertise and its expansive user community.”

The proposed acquisition of ShareFile is another example of the continued execution of Progress’ Total Growth Strategy. Progress continues to maintain financial discipline while seeking to acquire strong businesses with products that complement its existing software portfolio, include a robust customer base with strong retention rates and solid recurring revenue, and align with its company culture. ShareFile is expected to add more than $240M in annual revenue and more than 86,000 customers to Progress.

Reiterating Guidance

Based on currently available information, Progress anticipates revenue and non-GAAP earnings per share for its fiscal third quarter will be within or above the high end of previously issued guidance provided on June 25, 2024. The company will discuss full financial results of its third quarter on a conference call on September 24, 2024.

Dividend Policy

Progress’ Board of Directors has approved the suspension of Progress’ quarterly dividend as of the closing of the ShareFile acquisition and plans to redirect such capital toward the repayment of debt to increase liquidity for future M&A and for share repurchases, both of which are prioritized in its capital allocation policy.

Transaction Details

Subject to the satisfaction of the terms and conditions set forth in the definitive agreement, Progress is expected to acquire ShareFile for $875 million, paid for with a combination of cash and Progress’ existing revolving credit facility. The acquisition is currently expected to close within Progress’ fiscal year, ending November 30, 2024, subject to obtaining regulatory approvals and satisfaction of other customary closing conditions set forth in the definitive agreement. Citi is serving as the exclusive financial advisor for Progress on this transaction, and DLA Piper LLP (US) is serving as Progress' legal counsel. Jefferies LLC and Barclays Capital Inc. are serving as financial advisors to Cloud Software Group, and Kirkland & Ellis LLP is serving as legal counsel.

Progress will host a conference call to review details of the acquisition at 8:00 a.m. ET, Monday, September 9, 2024. Participants must register for the conference call here: https://register.vevent.com/register/BI94849ecf729045968bb6ba65a7b8ce13. The webcast can be accessed at: https://edge.media-server.com/mmc/p/o8nk7hby. Attendees must register for the webcast and an archived version of the conference call and supporting materials will be available on the Progress Investor Relations webpage shortly after the live conference call.

About Progress

Progress (Nasdaq: PRGS) empowers organizations to achieve transformational success in the face of disruptive change. Our software enables our customers to develop, deploy and manage responsible AI-powered applications and experiences with agility and ease. Customers get a trusted provider in Progress, with the products, expertise and vision they need to succeed. Over 4 million developers and technologists at hundreds of thousands of enterprises depend on Progress. Learn more at www.progress.com.

About ShareFile

ShareFile, a business unit of Cloud Software Group, helps businesses deliver a modern client experience with collaboration and workflow technology that is secure, easy to use, and made to fit any organization. Designed with highly regulated industries in mind, ShareFile offers secure, digital technology to simplify workflows and improve collaboration. ShareFile works with an organization’s existing technologies, and provides added visibility, speed, and efficiency without having to sacrifice security. www.sharefile.com

About Cloud Software Group

Cloud Software Group provides the modern enterprise with mission-critical software. Composed of TIBCO, Citrix, NetScaler, and other business units, Cloud Software Group helps more than 100 million users around the globe evolve, compete, and succeed across private, public, managed, and sovereign cloud environments. To learn how to leverage Cloud Software Group’s solutions for and across data, automation, insight, and collaboration, visit https://www.cloud.com/.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Risks, uncertainties and other important factors that could cause actual results to differ from those expressed or implied in the forward-looking statements include: Progress’ ability to close the proposed transaction, the expected time of closing or the expected benefits therefore; uncertainties as to the effects of disruption from the acquisition of ShareFile making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress’ or ShareFile’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; and uncertainties as to whether ShareFile’s business will be successfully integrated with Progress' business. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2023. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Non-GAAP Financial Information

Please note that ARR, non-GAAP revenue and non-GAAP earnings per share, are non-GAAP metrics that are not prepared in accordance with, or an alternative to, generally accepted accounting principles in the United States (“GAAP”) and should be considered in conjunction with our GAAP results, as the items excluded from the non-GAAP information often have a material impact on Progress’ financial results. Please see “Important Information Regarding Non-GAAP Financial Information” in Exhibit 99.1 of the Form 8-K filed by Progress on June 25, 2024 for a description of these non-GAAP metrics.

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